ARTICLES OF AMENDMENT
                                       OF
                               COURIER CORPS INC.

         The undersigned corporation adopts the following Articles of Amendment of the Articles of Incorporation of said corporation.

          1.      The name of the corporation is Courier Corps Inc.
          2.      The Articles of Incorporation are hereby amended by amending
                  Article I thereof to provide as follows:

                                   ARTICLE I.

          The name of the corporation is eCourierCorps.


         3. The foregoing amendment was adopted by the board of directors of the corporation on May 10, 2000. Shareholder action was not required.


          EXECUTED on May 10, 2000.



                                                               eCourierCorps


                                                             /s/ Mark Geoghegan
                                                             ------------------
                                                             By: Mark Geoghegan
                                                             Its:President